EXHIBIT 99.2


                             YOUR VISION OUR FOCUS

                         [TURNER STONE LOGO GOES HERE]


December 28, 2005


Mr. John H. Dumble, Chairman
Board of Directors
21st Century Technologies, Inc.
2700 W. Sahara Avenue, Suite 440
Las Vegas, NV  89102-1703

Re:  Restatement of 2003 Financial Statements

Dear Mr. Dumble,

I am writing this letter to you pursuant to my discussion with your CFO, Mr. Glenn Glasshagel, who informed me that the Company does not have an existing audit committee ion that all members have resigned since the first part of 2005. In addition, I have had several discussions with Mr. Glasshagel, regarding possible fraudulent transactions and the need to restate your 2003 consolidated financial statements and your interim quarterly financial statements for the first three fiscal quarters of 2004.

In this regard, it is our firm's opinion that these consolidated financial statements will require restatement for them to conform with U.S. generally accepted accounting principles. Therefore, we are withdrawing our audit opinion dated March 18, 2004 covering your consolidated financial statements for the year ended December 31, 2003. In addition, this restatement will also require restatement of your quarterly financial statements included in your three 2004 Form 10-QSB's.

Accordingly, you will need to file a Form 8-K reporting this event under the rules relating to item 4.02 thereof within four days from receipt of this letter. As with prior filings when we were your auditors, you should provide us a draft of your filing for our review prior to your actual filing of this document.

If you have any questions or comments regarding this matter, please do not hesitate to contact me. Otherwise, I will wait for your draft filing review.

Sincerely,


Edward L. Turner, CPA
Engagement Partner


                        Turner, Stone & Company, L.L.P.
                          Accountants and Consultants
                      12700 Park Central Drive, Suite 1400
                              Dallas, Texas 75251
                 Telephone:972-239-1660/Facsimile:972-239-1665
                           Web site: turnerstone.com